UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2014

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road Deerfield, IL	60015
(Address of Principal Executive Offices)	(Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On December 10, 2014, Mr. Edward A. Wiertel, Senior Vice President – Finance, resigned as an executive officer and as principal accounting officer of Fortune Brands Home & Security, Inc. (“the Company”), effective December 31, 2014.

(c) On December 10, 2014, Danny Luburic, 43, Vice President and Corporate Controller of the Company, was appointed principal accounting officer of the Company, effective January 1, 2015. Mr. Luburic has been serving as Vice President and Corporate Controller of the Company since the October 1, 2011. Prior to that, Mr. Luburic served as Assistant Corporate Controller of Fortune Brands, Inc., the Company’s former parent (“Former Parent”) from December 2007 through September 2011. The Former Parent was a conglomerate engaged in the spirits and home and security businesses.

There are no family relationships between Mr. Luburic and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By	/s/ Robert K. Biggart
Name: Robert K. Biggart
Title: Senior Vice President, General Counsel & Secretary

Date: December 12, 2014